Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (Form S-3 No. 333-165618) of our report dated March 22, 2010 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in Solta Medical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
May 10, 2010